Exhibit 25.1

_____________________________________________________________________________

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Felicia H. Powell

U.S. Bank National Association

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

(404) 898-8828

(Name, address and telephone number of agent for service)

Murphy Oil USA, Inc.

(Issuer with respect to the Securities)

Delaware	71-0727492
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Peach Street El Dorado, Arkansas	71730-5836
(Address of Principal Executive Offices)	(Zip Code)

(For Co-Registrants, see “Table of Co-Registrants” on the following page)

Debt Securities

Guarantees of Debt Securities

(Title of the Indenture Securities)

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Murphy USA Inc.	Delaware	5500	46-2279221
591 Beverage, Inc.	Nebraska	5500	45-0668000
864 Holdings, Inc.	Delaware	5500	27-0496160
864 Beverage, Inc.	Texas	5500	71-0831009
Murphy Oil Trading Company (Eastern)	Delaware	5500	71-6049824
Spur Oil Corporation	Delaware	5500	71-0361520
Superior Crude Trading Company	Delaware	5500	71-0818212
El Dorado Properties LLC	Arkansas	5500	82-0896632

•	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Murphy USA Inc., 200 Peach Street, El Dorado, Arkansas 71730-5836, Tel. (870) 875-7600.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on Form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 20th of April, 2017.

By: /s/ Felicia H. Powell________________________

Felicia H. Powell

Assistant Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, October 28, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, October 28, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Deppartment of the Treasury, in the City of Washington, District of Columbia.

/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 20, 2017

By: /s/ Felicia H. Powell

Felicia H. Powell

Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

 As of 12/31/2016

($000’s)

12/31/2016
Assets
Cash and Balances Due From Depository Institutions	$15,670,179
Securities	109,032,596
Federal Funds	60,327
Loans & Lease Financing Receivables	273,415,762
Fixed Assets	4,682,022
Intangible Assets	12,978,461
Other Assets	25,170,748
Total Assets	$441,010,095

Liabilities
Deposits	$343,142,193
Fed Funds	1,157,970
Treasury Demand Notes	0
Trading Liabilities	1,536,287
Other Borrowed Money	31,668,666
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,559,469
Total Liabilities	$394,864,585

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,054,149
Minority Interest in Subsidiaries	806,246
Total Equity Capital	$46,145,510

Total Liabilities and Equity Capital	$441,010,095